Exhibit 23(j)(i) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the caption "Financial Highlights" in the Class A, Class B, Class C, and Class IS Shares' Prospectuses for Federated International Small-Mid Company Fund (formerly Federated International Small Company Fund) and under the caption "Independent Registered Public Accounting Firm" in the Class A, Class B, Class C, and Class IS Shares' Statement of Additional Information for Federated International Small-Mid Company Fund in Post-Effective Amendment Number 41 to the Registration Statement (Form N-1A, No. 33-52149) of Federated World Investment Series, Inc. We also consent to the incorporation by reference of our report dated January 17, 2008 on Federated International Small Company Fund, one of the four portfolios comprising Federated World Investment Series, Inc. included in the Annual Report to Shareholders for the fiscal year ended November 30, 2007.


/s/ Ernst & Young LLP
Ernst & Young LLP
Boston, Massachusetts
March 25, 2008